Exhibit 99.1

SOUTHWEST AIRLINES ADOPTS LIMITED-DURATION SHAREHOLDER RIGHTS PLAN

Board Acts in Response to a Significant Accumulation by Elliott Investment Management

Protects Value of All Shareholders’ Investments in Southwest Airlines

DALLAS, July 3, 2024 — The Southwest Airlines Co. (NYSE: LUV) Board of Directors today announced that it has approved the adoption of a limited-duration Shareholder rights plan (“Rights Plan”). The Rights Plan is effective immediately and will expire in one year. Any extension would be subject to prior approval by the Company’s Shareholders.

The Board, in consultation with its advisors, adopted the Rights Plan in response to the public announcement by Elliott Investment Management L.P. (together with its affiliates, “Elliott”) that it had accumulated a significant economic interest in Southwest Airlines common stock. In adopting the Rights Plan, the Board considered, among other things, that Elliott:

•	Announced that it had built an approximately 11% economic interest in Southwest Airlines;

•	Has not reported its full purported position in Southwest Airlines on any filings with the U.S. Securities and Exchange Commission (the “SEC”); and

•

Has made regulatory filings with U.S. antitrust authorities that would provide it the flexibility to acquire a significantly greater percentage of Southwest Airlines’ voting power across two of its funds starting as early as July 11, 2024.

Gary Kelly, Executive Chairman of the Board, said, “In light of the potential for Elliott to significantly increase its position in Southwest Airlines, the Board determined that adopting the Rights Plan is prudent to fulfill its fiduciary duties to all Shareholders. Southwest Airlines has made a good faith effort to engage constructively with Elliott Investment Management since its initial investment and remains open to any ideas for lasting value creation. Our Board and management team remain focused on restoring our industry-leading financial performance and building a sustainable and profitable future for the airline and its Shareholders. We are confident that we have the right strategy, the right plan, and the right team in place to succeed.”

About the Rights Plan

The Rights Plan is similar to plans adopted by other publicly traded companies. It applies equally to all current and future Shareholders and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interests of the Company’s Shareholders. The Rights Plan is designed to deter the acquisition of actual, de facto or negative control of Southwest Airlines by any person or group without appropriately compensating its Shareholders for that control.

Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock. The rights will initially trade with Southwest Airlines common stock and will generally become exercisable only if any person or group acquires 12.5% or more of the Company’s outstanding common stock (the “triggering percentage”). The Rights Plan does not aggregate the ownership of Shareholders “acting in concert” unless they have formed a group under applicable securities laws and does not limit any Shareholder’s ability to conduct or otherwise support a solicitation in connection with a meeting of Shareholders. If the rights become exercisable, all holders of rights (other than the person or group triggering the Rights Plan, whose rights would become void) will be entitled to acquire shares of common stock at a 50% discount to the then-current market price or the Company may exchange each right held by such holders for one share of common stock.

Under the Rights Plan, any Shareholder that currently owns more than the triggering percentage may continue to own its shares of common stock, but the rights will become exercisable if such Shareholder subsequently increases its ownership by one or more shares. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

Further details about the Rights Plan are contained in a Form 8-K filed today by the Company with the Securities and Exchange Commission.

Bank of America Securities, Inc. and Morgan Stanley & Co. LLC are acting as financial advisors to Southwest Airlines and Vinson & Elkins L.L.P. and Kirkland & Ellis LLP are acting as legal advisors.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s focus areas, including with respect to restoring its industry-leading financial performance and building a sustainable and profitable future for the airline and its Shareholders; and (ii) the Company’s expectations regarding its opportunities, strategies, initiatives, financial performance, and outlook, including with respect to having the right strategy, the right plan, and the right team in place to succeed. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company’s business plans and results of operations; (vi) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company’s dependence on Boeing and the Federal Aviation Administration with respect to the certification of the Boeing MAX 7 aircraft; (viii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (xi) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xii) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xiii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; and (xiv) other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 121 airports1 across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline2. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0003 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years4 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20505. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

1 Effective Aug. 5, 2024, the airline will serve 117 airports.

2 Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021

3 Fulltime-equivalent active Employees

4 1973-2019 annual profitability

5 Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Media Contacts:

Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company news.

Media Relations Team: (214) 792-4847, option 1

3